Exhibit 99.1

Ebix Q2 Revenues Rose 43% to a Record $124.6M,
EPS Rose 25% to $0.92 and Operating Income Rose 44% to $38.3M

JOHNS CREEK, GA - August 8, 2018 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-learning and healthcare industries, today reported results for its second quarter ended June 30, 2018. Ebix will host a conference call to review its results today at 11:00 a.m. EDT (details below).

Ebix delivered the following results for the second quarter of 2018:

Revenues: Q2 2018 revenue rose 42.6% to $124.6 million compared to $87.4 million in Q2 2017 and increased 15.1% over Q1 2018 revenue of $108.2 million. The year over year revenue improvement reflected growth in the Company’s Exchange channel, with the revenues from the EbixCash Financial Exchange reflected in the Exchange channel.

On a constant currency basis, Ebix Q2 2018 revenue increased 44% to $125.4 million compared to $87.4 million in Q2 2017. The Exchange channel continued to be Ebix’s largest, accounting for 82% of Q2 2018 revenues. Also, on a constant currency basis, year to date revenue increased 40% to $232.6 million as compared to $166.5 million during the same period in 2017.

(dollar amounts in thousands)
Channel	Q2 2018	Q2 2017	Change	YTD 2018	YTD 2017	Change
Exchanges	$ 101,582	$ 60,373	+68%	$ 183,439	$ 112,987	+62%
Risk Compliance Solutions (RCS)	19,007	22,663	-16%	41,274	44,515	-7%
Broker Solutions	3,696	3,595	+3%	7,306	7,383	-1%
Carrier Systems	342	756	-55%	837	1,605	-48%
Total Revenue	$ 124,627	$ 87,387	+43%	$ 232,856	$ 166,490	+40%

Total Revenue on Constant Currency Basis	$ 125.4M	$ 87.4M	+44%	$ 232.6M	$ 166.5M	+40%

Earnings per Share: Q2 2018 diluted earnings per share increased 25% to $0.92 compared to $0.74 in Q2 2017 due to a 25% increase in net income. Ebix’s weighted average diluted shares outstanding slightly decreased to 31.63 million in Q2 2018 compared to 31.64 million in Q2 2017 and 31.66 million in Q1 2018.

Operating Income and Margins: Q2 2018 operating margins increased to 31% as compared to 30% in Q2 2017. Operating income for Q2 2018 rose 44% to $38.3 million compared to $26.5 million in Q2 2017.

Net Income: Q2 2018 net income increased by 25% to $29.2 million, compared to $23.4 million in Q2 2017.

Exhibit 99.1

Operating Cash: Cash generated from operations was $14.4 million in Q2 2018 compared to $15.5 million in Q2 2017 and $25.5 million in Q1 2018. The operating cash in Q2 2018 reflected the increased receivables associated with our travel exchange Via in India.

Share Repurchases: In Q2 2018, Ebix had no repurchases of its outstanding common stock.

Q3 2018 Diluted Share Count: As of today, Ebix expects its diluted share count for Q3 2018 to be approximately 31.7 million.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q2 2018 for a total cost of $2.4 million.

Ebix Chairman, President and CEO Robin Raina said, “In the Q1 investor call, I had talked about an aspirational Annualized revenue run rate goal of Half a Billion dollars by Q4 2018. I am excited that we are almost there two quarters earlier, while reporting operating margins of 31%. These results are significant, as they do not include revenues from our recent acquisitions of Indus, Mercury and Leisure Corp, as also exclude the full effect of acquisition synergies. As those synergistic initiatives take full effect over the next 6 months, our operating margins are expected to inch up.”

“Over the next few quarters, we expect substantial revenue growth from a number of areas - principal amongst them are the revenues expected to be generated from the implementation of many of our recent foreign exchange, travel, underwriting, bus exchange, and e-learning contract wins, besides many of our new organic and inorganic initiatives.”

Robin added, “Our EbixCash and E-Learning operations have continued to grow in Q2 2018. With India business contributing $55.4 million in revenues in Q2 2018, as compared to $14.4 million in Q2 2017 and $32.9 million in Q1 2018, we are now targeting an annualized revenue run rate of $300 million or more for India, by Q4 2018.”

“Ebix continues to deliver strong operating performance in the quarter. Q2’18 revenue of $124.6 million represents an annual run rate of $498.4 million, reflecting a $37.2 million or 43% increase from Q2 2017 and a sequential $16.4 million or 15% increase from Q1 2018.” Sean Donaghy, Ebix CFO commented “During Q2 2018, we invested a total of $173.6 million related to the Centrum Direct and SmartClass acquisitions, $2.2 million on share buybacks, $2.4 million on dividend payments, $2.3 million on CapEx, $3.1 million on principal payments towards the term loan and $5.3 million to pay down cash overdrafts associated with our financial exchanges in India. We funded these initiatives from existing cash plus operating cash flow of $14.4 million during Q2 2018, as well as by drawing $185 million from our Bank credit facilities. Ebix ended the quarter with cash, cash equivalents, and short-term investments of $134.7 million up by $53.4 million from Q2 2017, with available cash reserves of approximately $326 million, including the available borrowing capacity and the accordion available to the Company.”

Conference Call Details:

Call Date/Time:
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID # 7368513
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_18_Q2 after 2:00 p.m. EDT on August 8th

About Ebix, Inc.

With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance

Exhibit 99.1

exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 260,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, Forex, travel, pre-paid & gift cards, utility payments, lending etc., in an emerging country like India. The Company’s Forex Exchange has an approximate 70% market share of India’s airport Foreign Exchange business encompassing 25 international airports like Delhi, Mumbai, Bangalore, Chennai and Kolkata International airports, while conducting over 1 million transactions per annum. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year. For further details, visit www.ebixcash.com

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have

Exhibit 99.1

significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating revenue	$124,626	$87,387	$232,856	$166,490

Operating expenses:
Cost of services provided	43,559	30,932	83,150	56,119
Product development	8,671	8,417	17,105	16,767
Sales and marketing	4,823	4,142	8,821	8,479
General and administrative	26,724	14,598	46,228	27,282
Amortization and depreciation	2,534	2,759	5,341	5,614
Total operating expenses	86,311	60,848	160,645	114,261

Operating income	38,315	26,539	72,211	52,229
Interest income	85	465	206	1,239
Interest expense	(5,750)	(3,018)	(10,597)	(5,486)
Non-operating income	—	—	53	—
Foreign currency exchange (loss) gain	(1,357)	(391)	(1,998)	3,105
Income before income taxes	31,293	23,595	59,875	51,087
Income tax expense	(2,222)	302	(4,348)	(567)
Net income including noncontrolling interest	29,071	23,897	55,527	50,520
Net income attributable to noncontrolling interest	(109)	463	139	659
Net income attributable to Ebix, Inc.	$29,180	$23,434	$55,388	$49,861

Basic earnings per common share attributable to Ebix, Inc.	$0.93	$0.74	$1.76	$1.58

Diluted earnings per common share attributable to Ebix, Inc.	$0.92	$0.74	$1.75	$1.57

Basic weighted average shares outstanding	31,465	31,490	31,474	31,648

Diluted weighted average shares outstanding	31,626	31,637	31,643	31,805

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$113,410	$63,895
Short-term investments	21,262	25,592
Restricted cash	3,992	4,040
Fiduciary funds- restricted	8,043	8,035
Trade accounts receivable, less allowances of $6,069 and $4,143, respectively	148,317	117,838
Other current assets	33,205	33,532
Total current assets	328,229	252,932

Property and equipment, net	41,061	41,704
Goodwill	825,526	666,863
Intangibles, net	42,042	45,711
Indefinite-lived intangibles	42,055	42,055
Capitalized software development costs, net	9,135	8,499
Deferred tax asset, net	46,819	43,529
Other assets	22,710	11,720
Total assets	$1,357,577	$1,113,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$97,985	$75,073
Accrued payroll and related benefits	8,345	8,201
Cash overdraft	4,283	9,243
Fiduciary funds- restricted	8,043	8,035
Short term debt, net of deferred financing costs of $449 and $136, respectively	13,824	14,364
Capital lease obligations	113	17
Deferred rent	170	278
Contingent liability for accrued earn-out acquisition consideration	16,392	4,000
Deferred revenue	31,011	22,562
Other current liabilities	13,911	5,159
Total current liabilities	194,077	146,932

Revolving line of credit	358,694	274,529
Long term debt and capital lease obligations, less current portion, net of deferred financing costs of $1,636 and $298, respectively	232,950	110,978
Other liabilities	11,230	11,658
Contingent liability for accrued earn-out acquisition consideration	5,216	33,096
Deferred revenue	7,152	1,423
Deferred rent	356	638
Total liabilities	809,675	579,254

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—

Exhibit 99.1

Common stock, $0.10 par value, 120,000,000 shares authorized, 31,473,654 issued and outstanding, at June 30, 2018, and 120,000,000 shares authorized, 31,476,428 issued and outstanding at December 31, 2017	3,146	3,148
Additional paid-in capital	734	1,410
Retained earnings	550,480	510,975
Accumulated other comprehensive loss	(54,960)	(24,023)
Total Ebix, Inc. stockholders’ equity	499,400	491,510
Noncontrolling interest	48,502	42,249
Total stockholders' equity	547,902	533,759
Total liabilities and stockholders’ equity	$1,357,577	$1,113,013

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows(In thousands) (Unaudited)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$55,388	$49,861
Net income attributable to noncontrolling interest	139	659
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	5,341	5,614
Benefit for deferred taxes	(1,321)	(5,877)
Share based compensation	1,509	1,243
Provision for doubtful accounts	2,098	723
Unrealized foreign exchange loss (gain)	1,262	365
Amortization of capitalized software development costs	1,080	790
Purchase accounting adjustment	—	(948)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(22,907)	(14,266)
Other assets	(40)	487
Accounts payable and accrued expenses	4,891	(7,254)
Accrued payroll and related benefits	(327)	(1,694)
Deferred revenue	(5,544)	(1,622)
Deferred rent	(382)	(195)
Reserve for potential uncertain income tax return positions	59	3,280
Other liabilities	(1,353)	66
Net cash provided by operating activities	39,893	31,232

Cash flows from investing activities:
Acquisition of Transcorp	(6,554)	—
Cash received from Paul Merchants for 10% stake in MTSS combined business	4,996	—
Acquisition of beBetter, net of cash acquired	—	(1,000)
Acquisition of ItzCash, net of cash acquired	—	(70,184)
Acquisition of Centrum, net of cash acquired	(166,017)	—
Acquisition of SmartClass, net of cash acquired	(7,593)	—
Capitalized software development costs	(2,016)	(1,345)
Maturities (Purchases) of marketable securities	725	1,626
Capital expenditures	(1,472)	(4,956)
Net cash used in investing activities	(177,931)	(75,859)

Cash flows from financing activities:
(Repayments of) Proceeds from revolving line of credit, net	84,165	60,000
Proceeds from term loan	124,250	—
Principal payments of term loan obligation	(3,125)	(6,250)
Repurchases of common stock	(2,226)	(45,732)
Proceeds from the exercise of stock options	42	52
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(100)	(237)
Dividend payments	(4,737)	(4,800)
Cash Overdraft	(4,554)	—
Payments of capital lease obligations	(6)	(6)
Net cash provided by financing activities	193,709	3,027
Effect of foreign exchange rates on cash	(6,545)	(39)
Net change in cash and cash equivalents, and restricted cash	49,126	(41,639)
Cash and cash equivalents, and restricted cash at the beginning of the period	70,867	116,941
Cash and cash equivalents, and restricted cash at the end of the period	$119,993	$75,302
Supplemental disclosures of cash flow information:
Interest paid	$9,714	$5,173
Income taxes paid	$8,357	$7,958